Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BGC Partners, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	Equity	Class A Common Stock, par value $0.01 per share (“Class A Common Stock”)	Rule 457(o)	(1)	(1)	$300,000,000		$22,993.09

Total Offering Amount/Registration Fee						$300,000,000		$22,993.09

Total Fees Previously Paid								$22,993.09

Total Fee Offsets								—

Net Fees Due								—

1.	The filing fee for the Class A Common Stock was previously paid in connection with the filing of this Registration Statement on March 8, 2021.